EXECUTION COPY




                        $500,000,000



                  364-DAY CREDIT AGREEMENT


                        dated as of


                       March 28, 1997


                           among


                  American Stores Company,


                  The Banks Listed Herein
                            and


         Morgan Guaranty Trust Company of New York,
                          as Agent


                J.P. Morgan Securities Inc.,
                          Arranger


                            Bank of America NT & SA
                                Bank of Montreal
                            The Chase Manhattan Bank
                           Nationsbank of Texas, N.A.
                   The Fuji Bank, Limited Los Angeles Agency
          The Long Term Credit Bank of Japan, Ltd., Los Angeles Agency
                         Union Bank of California, N.A.
                        Wachovia Bank of Georgia, N.A.,
                                Managing Agents





                     TABLE OF CONTENTS*


                                                        Page


                         ARTICLE I
                        DEFINITIONS


SECTION 1.01  Definitions..............................   1
        1.02  Accounting Terms and Determinations......  14
        1.03  Types of Borrowings......................  15



                         ARTICLE II
                        THE CREDITS


SECTION 2.01  Commitments to Lend......................  15
        2.02  Notice of Committed Borrowing............  16
        2.03  Money Market Borrowings..................  16
        2.04  Notice to Banks; Funding of Loans........  20
        2.05  Notes....................................  21
        2.06  Maturity of Loans; Mandatory
              Prepayments..............................  22
        2.07  Interest Rates...........................  22
        2.08  Facility Fee.............................  26
        2.09  Optional Termination or
              Reduction of Commitments.................  26
        2.10  Method of Electing Interest
              Rates....................................  26
        2.11  Optional Prepayments.....................  28
        2.12  General Provisions as to Payments........  29
        2.13  Funding Losses...........................  30
        2.14  Computation of Interest and Fees.........  30
        2.15  Regulation D Compensation................  30

     *
      The Table of Contents is not a part of this Agreement.


                        ARTICLE III
                         CONDITIONS


SECTION 3.01  Effectiveness. . . ......................  31
        3.02  Borrowings...............................  33
        3.03  Outstanding "Money Market Loans".........  33



                         ARTICLE IV
               REPRESENTATIONS AND WARRANTIES


SECTION 4.01  Corporate Existence and Power............  34
        4.02  Corporate and Governmental
              Authorization; No Contravention..........  34
        4.03  Binding Effect...........................  34
        4.04  Financial Information....................  34
        4.05  Litigation...............................  35
        4.06  Compliance with ERISA....................  35
        4.07  Environmental Matters....................  36
        4.08  Taxes....................................  36
        4.09  Subsidiaries.............................  37
        4.10  Not an Investment Company................  37
        4.11  Full Disclosure..........................  37



                         ARTICLE V
                         COVENANTS


SECTION 5.01  Information..............................  37
        5.02  Payment of Obligations...................  39
        5.03  Maintenance of Property; Insurance.......  39
        5.04  Conduct of Business and
              Maintenance of Existence.................  40
        5.05  Compliance with Laws.....................  40
        5.06  Inspection of Property,
              Books and Records........................  40
        5.07  Cash Flow/Total Debt Ratio...............  41
        5.08  Subsidiary Debt Restriction..............  41
        5.09  Negative Pledge..........................  41
        5.10  Consolidations, Mergers and
              Sales of Assets..........................  43
        5.11  Use of Proceeds..........................  43

                         ARTICLE VI
                          DEFAULTS


SECTION 6.01  Events of Default........................  43
        6.02  Notice of Default........................  46


                        ARTICLE VII
                         THE AGENT


SECTION 7.01  Appointment and Authorization............  46
        7.02  Agent and Affiliates.....................  46
        7.03  Action by Agent..........................  46
        7.04  Consultation with Experts................  47
        7.05  Liability of Agent.......................  47
        7.06  Indemnification..........................  47
        7.07  Credit Decision..........................  47
        7.08  Successor Agent..........................  48
        7.09  Agent's Fee..............................  48


                        ARTICLE VIII
                  CHANGE IN CIRCUMSTANCES


SECTION 8.01  Basis for Determining Interest
              Rate Inadequate or Unfair................  48
        8.02  Illegality...............................  49
        8.03  Increased Cost and Reduced Return........  50
        8.04  Taxes....................................  52
        8.05  Base Rate Loans Substituted for
              Affected Fixed Rate Loans................  54
        8.06  Substitution of a Bank...................  55



                         ARTICLE IX
                       MISCELLANEOUS


SECTION 9.01  Notices..................................  55
        9.02  No Waivers...............................  56
        9.03  Expenses; Indemnification................  56
        9.04  Sharing of Set-Offs......................  57
        9.05  Amendments and Waivers...................  57
        9.06  Successors and Assigns...................  58
        9.07  Collateral...............................  60
        9.08  Governing Law; Submission to
              Jurisdiction.............................  61
        9.09  Counterparts; Integration................  61
        9.10  WAIVER OF JURY TRIAL.....................  61
        9.11  Confidentiality..........................  61





Exhibit A -    Note

Exhibit B -    Form of Money Market Quote Request

Exhibit C -    Form of Invitation for Money Market Quotes

Exhibit D -    Form of Money Market Quote

Exhibit E -    Opinion of General Counsel for the Borrower

Exhibit F -    Opinion of Special Counsel for the Borrower

Exhibit G -    Opinion of Davis Polk & Wardwell, Special Counsel for the
               Agent

Exhibit H -    Assignment and Assumption Agreement






                  364-DAY CREDIT AGREEMENT



          AGREEMENT dated as of March 28, 1997 among AMERICAN STORES COMPANY, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

          The parties hereto agree as follows:


                         ARTICLE I

                        DEFINITIONS


          SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

          "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

          "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

          "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

          "Applicable Lending Office" means, with respect to any Bank (or Designated Lender), (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "Assessment Rate" has the meaning set forth in Section 2.07(b).

          "Assignee" has the meaning set forth in Section 9.06(c).

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day or (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

          "Borrower" means American Stores Company, a Delaware corporation, and its successors.

          "Borrower's 1995 Form 10-K" means the Borrower's annual report on Form 10-K for the fiscal year ended February 3, 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended November 2, 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Borrowing" has the meaning set forth in Section 1.03.

          "Capital Lease" means any lease of property which, in accordance with United States generally accepted accounting principles, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet; and "Capitalized Lease Obligation" means the amount of the liability which should be so capitalized or disclosed.

          "CD Base Rate" has the meaning set forth in Section 2.07(b).

          "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.


          "CD Margin" has the meaning set forth in Section 2.07(b).

          "CD Rate" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

          "CD Reference Banks" means Wachovia Bank of Georgia, N.A., Credit Suisse First Boston and Morgan Guaranty Trust Company of New York.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

          "Committed Loan" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "Consolidated Assets" means at any date the consolidated assets of the Borrower and its Consolidated Subsidiaries determined as of such date.

          "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated Net Tangible Assets" means the total amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under United States generally accepted accounting principles would be included on a consolidated balance sheet after deducting therefrom (a) all liability items except Funded Debt, Capitalized Lease Obligations, stockholders' equity and reserves for deferred income taxes and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

          "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Tangible Assets" means at any date Consolidated Assets less goodwill of the Borrower and its Consolidated Subsidiaries, each determined as of such date.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with United States generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.09 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Designated Lender" means with respect to each Designating Bank, each Eligible Designee designated by such Designating Bank pursuant to Section 9.06(e).

          "Designating Bank" means, with respect to each Designated Lender, the Bank that designated such Designated Lender pursuant to Section 9.06(e).

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank (or Designated Lender), its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank (or Designated Lender) may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank (or Designated Lender) may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank (or Designated Lender) shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans"  means CD Loans or Base Rate Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

          "Eligible Designee" means a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and which issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor=s Ratings Services or P-1 or the equivalent thereof by Moody=s Investors Service, Inc. and that is organized under the laws of the United States or any State thereof.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank (or Designated Lender"), its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank (or Designated Lender) as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

          "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

          "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

          "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.07(c) on the basis of a London Interbank Offered Rate.

          "Euro-Dollar Reference Banks" means the principal London offices of Wachovia Bank of Georgia, N.A., Credit Suisse First Boston and Morgan Guaranty Trust Company of New York.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.15.

          "Event of Default" has the meaning set forth in Section 6.01.

          "Existing Credit Agreement" means the Credit Agreement dated as of June 28, 1994 among the Borrower, the banks parties thereto and Morgan Guaranty Trust Company of New York, as agent, as amended to the Effective Date.

          "Facility Fee" has the meaning set forth in Section 2.08.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

          "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

          "Funded Debt" means any Debt maturing by its terms more than one year from the date of the determination thereof, including any Debt renewable or extendable at the option of the obligor to a date later than one year from the date of the determination thereof.

          "Group of Loans" means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Committed Loans which are Fixed Rate Loans of the same type having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article VIII, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business; and provided further that the contingent liabilities of the Borrower or any Subsidiary in respect of lease obligations of other Persons shall not be deemed Guarantees if (x) the lease obligation was assumed by such other Person in connection with the sale, transfer or other disposition of assets of the Borrower or such Subsidiary to such other Person, (y) such lease obligation, when initially incurred as a non-contingent liability of the Borrower or such Subsidiary, was not incurred in contemplation of the sale, transfer or other disposition referred to in clause (x) above, and (z) neither the Borrower nor such Subsidiary shall have received notice of default by the primary obligor under such lease obligation. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "Indemnitee" has the meaning set forth in Section 9.03(b).

          "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Committed Loan or a Money Market Loan and "Loans" means Committed Loans or Money Market Loans or any combination of the foregoing.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

          "Major Subsidiary" at any time shall mean a Subsidiary of the Borrower that either (i) has revenues in excess of $250,000,000 in the Borrower's most recent fiscal year prior to such time or assets in excess of $50,000,000 in the Borrower's most recent fiscal year prior to such time or (ii) has been designated a Major Subsidiary by the Board of Directors of the Borrower at or prior to such time. Additionally, if the Subsidiaries of the Borrower that are not described in the preceding sentence have in the aggregate either (1) revenues in excess of 20% of the consolidated revenues of the Borrower and its Consolidated Subsidiaries in the Borrower's most recent fiscal year prior to such time or (2) assets in excess of 20% of the Consolidated Assets of the Borrower and its Consolidated Subsidiaries in the Borrower's most recent fiscal year prior to such time, each such Subsidiary will constitute a Major Subsidiary.

          "Margin Regulations" means Regulations G, T, U and X of the Board of Governors of The Federal Reserve System, as in effect from time to time.

          "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $25,000,000.

          "Material Financial Obligations" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

          "Minimum Net Rental Expense" means, for any period, the aggregate minimum rental expenses (net of sub- lease income) of the Borrower and its Consolidated Subsidiaries under operating leases for such period.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

          "Money Market Absolute Rate Loan" means a loan to be made by a Bank (or Designated Lender) pursuant to an Absolute Rate Auction.

          "Money Market Lending Office" means, as to each Bank (or Designated Lender), its Domestic Lending Office or such other office, branch or affiliate of such Bank (or Designated Lender) as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank (or Designated Lender) may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank (or Designated Lender) shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Loan" means a loan to be made by a Bank (or Designated Lender) pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

          "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          "Money Market Margin" has the meaning set forth in Section 2.03(d).

          "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

          "Notice of Interest Rate Election" has the meaning set forth in
Section 2.10.

          "Operating Cash Flow" means, for any period, the consolidated net income of the Borrower and its Consolidated Subsidiaries (before extraordinary items and changes in accounting principles) for such period, (a) plus, to the extent deducted in determining such consolidated net income, the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) non-operating expenses in excess of non-operating income and (v) any LIFO charge, and (b) minus, to the extent included in determining such consolidated net income, non-operating income in excess of non-operating expense. For this purpose, "non-operating income" means interest income, gain on sale of assets outside the ordinary course of business and any other unusual or non-recurring item of income or gain which is so classified in the Borrower's financial statements, and "non-operating expense" means loss on sale of assets outside the ordinary course of business and any other unusual or non-recurring item of expense or loss which is so classified in the Borrower's financial statements.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section 9.06(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

          "Quarterly Date" means the last Euro-Dollar Business Day of each March, June, September and December.

          "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Required Banks" means at any time Banks having more than 55% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, Banks holding Notes (or Designating Banks of Designated Lenders holding Notes) evidencing more than 55% of the aggregate unpaid principal amount of the Loans.

          "Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

          "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

          "Termination Date" means March 27, 1998, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

          "Total Debt" of any Person means at any date the sum of (i) Consolidated Debt at such date and (ii) eight times the Minimum Net Rental Expense for the period of four consecutive fiscal quarters then most recently ended.

          "Transferee" has the meaning set forth in Section 9.06(e).

          "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          "Wholly Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect, from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in such generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of such generally accepted accounting principles in effect immediately before the relevant change in such generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

          SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on the same date, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section
2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                         ARTICLE II

                        THE CREDITS


          SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank (including its Designated Lenders, if any) at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $5,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks (and their Designated Lenders, if any) ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.11, and reborrow at any time during the Revolving Credit Period under this Section.
 The Commitments shall terminate on the Termination Date.

          SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 12:00 Noon (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (b)  the aggregate amount of such Borrowing,

          (c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or at a CD Rate or a Euro-Dollar Rate, and

          (d) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          SECTION 2.03.  Money Market Borrowings.

          (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

          (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 12:00 Noon (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $25,000,000 or a larger multiple of $5,000,000,

        (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within three Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

          (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d) Submission and Contents of Money Market Quotes. (i) Each Bank (including its Designated Lenders, if any) may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to
Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 11:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

          (A)  the proposed date of Borrowing,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank (or of the Designating Bank, in the case of a quote made by a Designated Lender), (x) must be $3,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank or Designated Lender may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,
          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E)  the identity of the quoting Bank or Designated Lender.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii)  Any Money Market Quote shall be disregarded if it:

          (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

          (B)  contains qualifying, conditional or similar language;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (D)  arrives after the time set forth in subsection (d)(i).

          (e)  Notice to Borrower.  The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank or Designated Lender that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank or Designated Lender with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote.
 The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Acceptance and Notice by Borrower. Not later than 12:00 Noon (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

         (ii) the principal amount of each Money Market Borrowing must be $25,000,000 or a larger multiple of $5,000,000,

        (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

         (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (g) Allocation by Agent. If offers are made by two or more Banks (or Designated Lenders) with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks (or Designated Lenders) as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          SECTION 2.04.  Notice to Banks; Funding of Loans.

          (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available (directly or through its Designated Lenders) its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will promptly make the funds so received from the Banks (and Designated Lenders, if any) available to the Borrower at the Agent's aforesaid address.

          (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing (directly or through its Designated Lender(s)) in accordance with subsection (b) of this
Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.05. Notes. (a) The Loans of each Bank (or Designated Lender) shall be evidenced by a single Note payable to the order of such Bank (or Designated Lender) for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's (or Designated Lender's) Loans.

          (b) Each Bank (or Designated Lender) may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank (or Designated Lender) shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's (or Designated Lender's) Note pursuant to Section 3.01(b) (or Section 9.06(e)), the Agent shall forward such Note to such Bank (or Designated Lender). Each Bank (or Designated Lender) shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank (or Designated Lender) to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank (and Designated Lender) is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          SECTION 2.06. Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable together with accrued interest thereon, on the Termination Date.

          (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the rate applicable to Base Rate Loans for such day and (ii) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to the Interest Period for such Loan at the date such payment was due.

          "CD Margin" means a rate per annum equal to 0.310%.

          The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:


                   [ CDBR       ]*
          ACDR  =  [ ---------- ]  + AR
                   [ 1.00 - DRP ]

          ACDR  =  Adjusted CD Rate
          CDBR  =  CD Base Rate
           DRP  =  Domestic Reserve Percentage
            AR  =  Assessment Rate

     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ' 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          "Euro-Dollar Margin" means a rate per annum equal to 0.185%.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 1% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day) and (ii) the sum of 1% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due.

          (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank (or Designated Lender) making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank (or Designated Lender) making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

          (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.


          SECTION 2.08. Facility Fee. The Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a facility fee at the rate of 0.065%. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued fees under this Section shall be payable quarterly on each Quarterly Date and upon the date of termination of the Commitments in their entirety and, if later, the date the Loans shall be repaid in their entirety.

          SECTION 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

          SECTION 2.10. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII and subsection (d) below), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

          (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans;

          (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans to Domestic Loans of the other type or continued as Domestic Loans of the same type for an additional Interest Period, in which case such notice shall be delivered to the Agent at least three Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $25,000,000 or any larger multiple of $5,000,000.

          (b)  Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

         (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

        (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

         (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          (d) No Committed Loan may be continued as or converted into a Euro-Dollar Loan or a CD Loan at any time that a Default shall have occurred and be continuing.

          SECTION 2.11. Optional Prepayments. (a) The Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay the Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

          (b) Subject to Section 2.13, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, in the case of a Group of CD Loans or upon at least three Euro-Dollar Business Days' notice to the Agent, in the case of a Group of Euro-Dollar Loans, prepay the Loans comprising such a Group, in whole at any time, or from time to time in part in amounts aggregating $25,000,000 or any larger multiple of $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.
 Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks (or Designated Lenders) included in such Group.

          (c) Except as provided in subsection (a) above, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

          (d) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.10(c) or 2.11(d), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15. Regulation D Compensation. Each Bank (or Designated Lender) may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank (or Designated Lender) at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank (or Designated Lender) wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank (or Designated Lender) at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such Bank (or Designated Lender) gives such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days before each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).



                        ARTICLE III

                         CONDITIONS


          SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

          (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Agent of a duly executed Note for the account of each Bank dated on or before the Effective Date complying with the provisions of Section 2.05;

          (c) receipt by the Agent of an opinion of the General Counsel of the Borrower, given upon the express instructions of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) receipt by the Agent of an opinion of Wachtell, Lipton, Rosen & Katz, Special Counsel for the Borrower, given upon the express instructions of the Borrower, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (f) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

          (g) receipt by the Agent of evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and of all other amounts payable under, the Existing Credit Agreement (subject to Section 3.03 below);

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than April 15, 1997. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the Existing Credit Agreement, comprising the "Required Banks" as defined therein, and the Borrower agree (i) that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement, (ii) that the Borrower shall be obligated to pay the accrued commitment and facility fees thereunder to but excluding the date of such effectiveness and (iii) that the Borrower may prepay outstanding Money Market Loans as contemplated by Section 3.03 below.

          SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a)  receipt by the Agent of a Notice of Borrowing as required by
     Section 2.02 or 2.03, as the case may be;

          (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          (d) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing; and

          (e) the fact that the Agent shall not have notified the Borrower of a determination by the Required Banks (which determination shall be made in good faith) that there has been a material adverse change in the business, prospects, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole since November 2, 1996.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section.

          SECTION 3.03. Outstanding "Money Market Loans". Each "Money Market Loan" outstanding under the Existing Credit Agreement made by a Bank party to this Agreement shall be deemed prepaid in full on the Effective Date and reloaned by such Bank as a Money Market Loan hereunder, with a maturity and interest rate as determined under the Existing Credit Agreement. No payments in respect of such Money Market Loans pursuant to Section 2.13 of the Existing Credit Agreement shall be due or payable as a result of this Section.

                         ARTICLE IV

               REPRESENTATIONS AND WARRANTIES


          The Borrower represents and warrants that:

          SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement or instrument evidencing or governing Material Debt or of any other material agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          SECTION 4.04.  Financial Information.

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of February 3, 1996 and the related consolidated statements of earnings, common shareholders' equity and cash flows for the fiscal year then ended, reported on by independent public accountants and set forth in the Borrower's 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with United States generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The unaudited consolidated condensed balance sheet of the Borrower and its Consolidated Subsidiaries as of November 2, 1996 and the related unaudited consolidated statements of earnings and cash flows for the thirty-nine weeks then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with United States generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection
(a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such thirty-nine week period (subject to normal year-end adjustments).

          (c) Since November 2, 1996 there has been no material adverse change in the business, prospects, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, which has not been disclosed in Borrower's 1995 Form 10-K or Borrower's Latest Form 10-Q, copies of which have been delivered to the Banks, or disclosed in Borrower=s Current Report on Form 8-K dated February 20, 1997 filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          SECTION 4.05. Litigation. Except as disclosed in the Borrower's 1995 Form 10-K or Borrower's Latest Form 10-Q or as otherwise disclosed in writing to the Banks, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

          SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          SECTION 4.07.  Environmental Matters.   In the ordinary course of its
business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to
third parties, including employees, and any related costs and expenses).   On
the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except where the same may be contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          SECTION 4.09. Subsidiaries. Each of the Borrower's Major Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations, prospects or condition, financial or otherwise, of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.


                         ARTICLE V

                         COVENANTS


          The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

          SECTION 5.01.  Information.  The Borrower will deliver to each of the
Banks:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings, common shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated condensed balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated condensed statements of earnings for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter and the related consolidated condensed statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of earnings and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, United States generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections
     5.07 to 5.09, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

          (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (h) if and when the Borrower or any Subsidiary or any plan administrator gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA or, with respect to any Multiemployer Plan, receives notice as prescribed in ERISA of any material withdrawal liability assessed against the Borrower or any Subsidiary, a copy of such notice; and

          (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Major Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, material tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with United States generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Major Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Borrower will maintain, and will cause each Major Subsidiary to maintain (either in the name of the Borrower or in such Major Subsidiary's own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business, it being understood that a program of self-insurance in such amounts and against such risks as the Borrower reasonably deems prudent and consistent with practices of other comparable companies is not inconsistent with this Section. The Borrower will furnish to the Banks, upon written request from the Agent, full information as to the insurance carried.

          SECTION 5.04. Conduct of Business and Maintenance of Existence. Subject to Section 5.10, the Borrower will continue, and will cause each Major Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Major Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this
Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the abandonment or termination of the corporate existence, rights, privileges or franchises of any Subsidiary when deemed by the Borrower in the best interests of its overall business.

          SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Major Subsidiary to comply, in all material respects with all applicable material laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          SECTION 5.06. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Major Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with United States generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Major Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts (or, in the case of financial information, copies) from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all as arranged by the Borrower and the Agent at such reasonable times and as often as may reasonably be desired. The Banks will use reasonable efforts, consistent with their normal business practices, to maintain the confidentiality of any information so received.

          SECTION 5.07. Cash Flow/Total Debt Ratio. As of the last day of any fiscal quarter, the ratio of (i) the sum of Operating Cash Flow plus Minimum Net Rental Expense for the period of four consecutive fiscal quarters then ended to
(ii) Total Debt at such date will not be less than .23.

          SECTION 5.08. Subsidiary Debt Restriction. The Borrower will not permit any Subsidiary to incur, assume or suffer to exist any Debt except for
(i) Debt of a Subsidiary to the Borrower or another Subsidiary, (ii) other Debt not included under clauses (iii) and (iv) of this Section 5.08 outstanding on the date of this Agreement in aggregate principal amount not exceeding $75,000,000, (iii) Debt incurred by a Subsidiary to finance or refinance real estate owned by it, or the development thereof, (iv) Debt incurred by a Subsidiary in connection with industrial revenue and industrial development bond financing and (v) Debt secured by a Lien permitted by Section 5.09, provided that the aggregate outstanding principal amount of Debt of Subsidiaries of the types described in clauses (iii), (iv) and (v) (including Debt of such nature outstanding on the date of this Agreement) shall at no time exceed 25% of Consolidated Tangible Assets and provided further that Debt permitted by clause
(ii) does not include any extension, renewal or refunding of any such outstanding Debt.

          SECTION 5.09. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $150,000,000;

          (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or improving such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the later of the acquisition or completion of improvement thereof;

          (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

          (f)  any Lien securing (i) Debt of the Borrower to a Subsidiary or
     (ii) Debt of a Subsidiary to the Borrower or another Subsidiary;

          (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

          (h) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (i) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $50,000,000; and

          (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any time outstanding not to exceed the greater of (i) $250,000,000 or (ii) 10% of the Borrower's Consolidated Net Tangible Assets.

          SECTION 5.10. Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person, provided that the Borrower may merge with another Person if (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

          SECTION 5.11. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes.
 None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U or in violation of any Margin Regulations.


                         ARTICLE VI

                          DEFAULTS


          SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five Domestic Business Days of the due date any interest on any Loan, any fees or any other amount payable hereunder;

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.11, inclusive;

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
     (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period), provided that such failure to make any payment in respect of any capital lease shall not constitute an Event of Default so long as the Borrower or such Subsidiary shall be contesting on reasonable grounds and in good faith the obligation to make such payment;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof (in each case, any applicable grace or cure period having elapsed);

          (g) the Borrower or any Major Subsidiary (i) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or (ii) shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Major Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) the Borrower or any Subsidiary shall fail to pay when due any material amount which is either uncontested or if contested is the subject of a final non-appealable decision and which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA, or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any Subsidiary, any plan administrator or any combination of the foregoing which could give rise to a material liability of the Borrower or any Subsidiary under Title IV of ERISA, or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or Plans which could give rise to a material liability of the Borrower or any Subsidiary under Title IV of ERISA; or the Borrower or any Subsidiary shall incur any material withdrawal liability with respect to any Multiemployer Plan which is uncontested or, if contested, is the subject of a final non-appealable decision and the Borrower fails to discharge, satisfy or otherwise eliminate such liability with respect to any Multiemployer Plan within the time required by such judgment;

          (j) a judgment or order for the payment of money in excess of $25,000,000 (net of applicable insurance coverage) shall be rendered against the Borrower or any Major Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days; or

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period and any successor directors the election of whom was approved by a majority of such individuals or their successors so approved shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes (or by Designating Banks of Designated Lenders holding Notes) evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in paragraph (g)(i) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                        ARTICLE VII

                         THE AGENT


          SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

          SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

          SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks (or, if pursuant to the terms of this Agreement the consent or request is required to be given or made by a percentage of the Banks other than that which comprises the Required Banks, then with such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

          SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the prior approval of the Borrower, which approval shall not be unreasonably withheld; provided, however, that such successor Agent shall be a Bank hereunder. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                        ARTICLE VIII


                  CHANGE IN CIRCUMSTANCES


          SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

          (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to convert outstanding Loans into CD Loans or Euro-dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

          SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

          SECTION 8.03.  Increased Cost and Reduced Return.  (a)  If on or after
(x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or Designated Lender) (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank (or Designated Lender) is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or Designated Lender) (or its Applicable Lending Office) or shall impose on any Bank (or Designated Lender) (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or Designated Lender) (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or Designated Lender) (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank (or Designated Lender) to be material, then, within 15 days after demand by such Bank (or Designated Lender) (with a copy to the Agent), the Borrower shall pay to such Bank (or Designated Lender) such additional amount or amounts as will compensate such Bank (or Designated Lender) for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less, which shall be deemed to be a change in the interpretation and administration of such requirements), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank (or Designated Lender) will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank (or Designated Lender) to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank (or Designated Lender), be otherwise disadvantageous to such Bank (or Designated Lender) or contrary to such Bank's (or Designated Lender=s) policies. A certificate of any Bank (or Designated Lender) claiming compensation under this Section shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, such Bank (or Designated Lender) may use any reasonable averaging and attribution methods.

          SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank (or Designated Lender) and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank (or Designated Lender) or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank (or Designated Lender), in which its Applicable Lending Office is located and
(ii) in the case of each Bank (or Designated Lender), any United States withholding tax imposed on such payments except as a result of a change in the applicable law from the applicable law in effect at the time such Bank (or Designating Bank) first becomes a party to this Agreement.

          "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

          (b) Any and all payments by the Borrower to or for the account of any Bank (or Designated Lender) or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank (or Designated Lender) or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in
Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Borrower agrees to indemnify each Bank (or Designated Lender) and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank (or Designated Lender) or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank (or Designated Lender) or the Agent (as the case may be) makes demand therefor.

          (d) Each Bank (or Designated Lender) organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank (or Designated Lender) in the case of each other Bank (or Designated Lender), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank (or Designated Lender) is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank (or Designated Lender) from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank (or Designated Lender) or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. Each Bank (or Designated Lender) which is so required to deliver a form 1001 or 4224 further undertakes to deliver to the Borrower additional copies of the most recent form delivered by such Bank (or Designated Lender) (or a successor form) before the date that such form expires or becomes obsolete or promptly after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank (or Designated Lender) from duly completing and delivering any such form with respect to it and such Bank (or Designated Lender) advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (e) For any period with respect to which a Bank (or Designated Lender) has failed to provide the Borrower with the appropriate form pursuant to
Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank (or Designated Lender) shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank (or Designated Lender), which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank (or Designated Lender) shall reasonably request to assist such Bank (or Designated Lender) to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Bank (or Designated Lender) pursuant to this Section 8.04 then such Bank (or Designated Lender) will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank (or Designated Lender), such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank (or Designated Lender) or contrary to its policies.

          SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank (or its Designated Lender(s)) has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Bank (or the portion thereof which would otherwise be made by its Designated Lender(s)) as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

          (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

          SECTION 8.06. Substitution of a Bank. If any Bank (or its Designated Lender(s)) has demanded compensation under Section 8.03 or 8.04 or has exercised any remedy under Section 8.02, the Borrower shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note of such Bank (or the Note held by its Designated Lender) and assume the Commitment of such Bank. Such purchase and assumption may be made only upon payment of any amounts due the original Bank (or its Designated Lender(s)) under Sections 2.13, 8.03 and 8.04, and the Borrower's obligation to pay or reimburse the original Bank (or its Designated Lender(s)) under Sections 8.03 and 8.04 shall, as to amounts accrued or payable with respect to any period prior to such assumption and purchase, survive any such assumption and purchase.


                         ARTICLE IX


                       MISCELLANEOUS


          SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article II or Article VIII shall not be effective until received.

          SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank (or Designated Lender) in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03.  Expenses; Indemnification. (a) The Borrower shall pay
(i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel and allocated cost of inside counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence, willful misconduct or violation of any express provision of this Agreement as determined by a court of competent jurisdiction.

          SECTION 9.04. Sharing of Set-Offs. Each Bank (and Designated Lender) agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank (or Designated Lender) in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank (or Designated Lender), the Bank (or Designated Lender) receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks (and Designated Lenders, if any), and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks (and Designated Lenders, if any) shall be shared by the Banks (and Designated Lenders, if any) pro rata; provided that nothing in this Section shall impair the right of any Bank (or Designated Lender) to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

          SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $20,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank, which may enforce such assignment in any manner allowed by law. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) Each Bank shall have the right from time to time, with the consent of each of the Borrower and the Agent (provided that the consent of the Agent shall not be unreasonably withheld) to designate up to two Eligible Designees to purchase or make, as the case may be, all or a portion of the Loans to be made by such Bank pursuant to this Agreement. Upon the execution by any such Bank and such Eligible Designee of an instrument effecting such designation and the acceptance thereof by the Borrower and the Agent, the Borrower shall execute and deliver to such Eligible Designee a Note complying with the requirements of Section 2.05, and such Eligible Designee shall become a Designated Lender for purposes of this Agreement. Such Designating Bank shall thereafter have the right to permit such Designated Lender to make all or a portion of the Loans to be made by such Designating Bank pursuant to Section
2.01 or 2.03, and the making of such Loans or portion thereof by such Designated Lender shall satisfy the obligation of the Designating Bank to that extent. In order to permit any Designated Lender designated by it to make all or any portion of a Loan to be made by it on the date of any Borrowing, a Designating Bank shall give notice to the Agent and the Borrower not later than 2:00 P.M., New York City time, (x) on the Domestic Business Day before each Base Rate borrowing, (y) on the second Domestic Business Day before each CD Borrowing or
(z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing (or, in the case of a Money Market Borrowing pursuant to (aa) an Absolute Rate Auction, at 5:00 P.M. on the Domestic Business Day before such proposed Borrowing or (bb) a LIBOR Auction, at 5:00 P.M. on the fifth Euro-Dollar Business Day before such proposed Borrowing), identifying each such Designated Lender and, in the case of a Committed Borrowing, setting forth the amount of the Loan to be purchased or made by such Designated Lender on such date. As to any Loan made by it, each Designated Lender shall have all the rights and be subject to all obligations including, without limitation Section 9.11, a Bank making such Loan would have had under this Agreement and otherwise; provided, that (i) all voting and consensual rights under this Agreement in respect of such Loans shall be exercised solely by the Designating Bank and (ii) no Designated Lender shall be entitled to recover a greater amount under Sections 2.15, 8.03 and 8.04 than the Designating Bank would have been entitled to recover had such Loan been made by it. In the event that any Designating Bank shall cease to be a Bank having a Commitment hereunder, all Designated Lenders designated by such Designating Bank shall cease to be Designated Lenders (but shall retain their rights hereunder with respect to Loans at the time outstanding). Notwithstanding the designation by any Bank of one or more Designated Lenders, such Bank shall retain its Commitment and all obligations hereunder related thereto, and such Designated Lender shall not be a party to this Agreement and shall not have any Commitment hereunder.

          (f) No Participant, Assignee or other transferee (each a "Transferee") of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS (AND DESIGNATED LENDERS) HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 9.11. Confidentiality. Each Bank agrees to keep any information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by such Bank who are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Agent, (b) to any other person if reasonably incidental to the administration of the Loans, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by the Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation to which the Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Bank's or Agent's legal counsel and independent auditors, (i) subject to provisions substantially similar to those contained in this Section, to any actual or prospective Transferee and (j) otherwise with the written consent of the Borrower.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                            AMERICAN STORES COMPANY

                            By: /s/ J. Greg Spencer
                            Title: Senior Vice President and Treasurer
                            709 East South Temple
                            Salt Lake City, UT  84102
                            Telex number:
                            Facsimile number: (801) 531-0768

Commitments

$28,250,000                MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK

                           By: /s/ Adam J. Silver
                             Title: Associate


$22,500,000                BANK OF AMERICA NT & SA

                           By: /s/ James P. Johnson
                              Title: Managing Director


$22,500,000                BANK OF MONTREAL

                           By: /s/ Brenda L. Buttner
                              Title: Director


$22,500,000                THE CHASE MANHATTAN BANK

                           By: /s/ William P. Rindfuss
                             Title: Vice President

$22,500,000                NATIONSBANK OF TEXAS, N.A.

                           By: /s/ Kimberly Knop
                             Title: Vice President


$22,500,000                THE FUJI BANK, LIMITED
                             LOS ANGELES AGENCY

                           By: /s/ N. Umemura
                             Title: Joint General Manager


$22,500,000                THE LONG TERM CREDIT BANK
                             OF JAPAN, LTD., LOS ANGELES AGENCY

                           By: /s/ T. Morgan Edwards II
                             Title: Deputy General Manager


$22,500,000                UNION BANK OF CALIFORNIA, N.A.

                           By:/s/ Timothy P. Streb
                             Title: Vice President


$22,500,000                WACHOVIA BANK OF GEORGIA, N.A

                           By:/s/ William F. Hamlet
                             Title: Senior Vice President


$17,500,000                CIBC INC.

                           By: /s/ Chris Kleczkowski
                             Title: Director, CIBC Wood Gundy Securities Corp.
                                    AS AGENT


$17,500,000                THE FIRST NATIONAL BANK
                              OF CHICAGO

                           By: /s/ John Runger
                             Title: Managing Director


$17,500,000                FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                           By: /s/ A. Kimball Collins
                             Title: Vice President


$17,500,000                MELLON BANK, N.A.

                           By:/s/ Richard Spelke
                             Title: First Vice President



$17,500,000                THE DAI-ICHI KANGYO BANK, LTD.
                              LOS ANGELES AGENCY

                           By: /s/ Masatsugu Morishita
                             Title: Sr. Vice President &
                                    Joint General Manager


$17,500,000                THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                              LOS ANGELES AGENCY

                           By: /s/ Vincente L. Timiraos
                             Title: Senior Vice President
                                    and Senior Manager


$17,500,000                THE NORTHERN TRUST COMPANY

                           By: /s/ Michelle D. Griffin
                             Title: Vice President


$17,500,000                WELLS FARGO BANK, N.A.

                           By: /s/ Mathew Harvey
                             Title: Vice President


$12,500,000                CREDIT LYONNAIS
                             LOS ANGELES BRANCH

                           By: /s/ Robert Ivosevich
                             Title: Senior Vice President


$12,500,000                CREDIT SUISSE FIRST BOSTON

                           By: /s/ David J. Worthington
                              Title: Managing Director

                           By: /s/ Deborah A. Shea
                              Title: Associate


$12,500,000                THE SAKURA BANK, LIMITED

                           By: /s/ Fernando Buesa
                             Title: Vice President

                           By: /s/ Ofusa Sato
                             Title: Senior Vice President &
                                    Assistant General Manager


$10,000,000                ABN AMRO BANK, N.V.

                           By: /s/ Dianne D. Barkley
                             Title: Group Vice President

                           By: /s/ Gina M. Brusatori
                             Title: Vice President


$10,000,000                BANQUE NATIONALE DE PARIS

                           By: /s/ D. Guy Gibb
                             Title: Vice President

                           By: /s/ Jeffrey S. Kajisa
                             Title: Assistant Vice President



$10,000,000                COMMERZBANK AG
                             LOS ANGELES BRANCH

                           By:/s/ Christian Jagenberg
                             Title: SVP & Manager

                           By:/s/ Steven F. Larsen
                             Title: Vice President


$10,000,000                CORESTATES BANK, N.A.

                           By: /s/ Thomas McDonnell
                             Title: Vice President


$10,000,000                FIRST SECURITY BANK, N.A.

                           By: /s/ Dick van Klaveren
                             Title: Vice President


$10,000,000                FLEET NATIONAL BANK

                           By:/s/ Richard Seufert
                             Title: Vice President


$10,000,000                PNC BANK, NATIONAL ASSOCIATION

                           By: /s/ Karen C. Brogan
                             Title: Commercial Banking Officer


$10,000,000                THE SANWA BANK, LIMITED
                             LOS ANGELES BRANCH

                           By: /s/ Gill S. Realon
                             Title: Vice President


$10,000,000                UNION BANK OF SWITZERLAND

                           By: /s/ Daniel R. Strickford
                             Title: Assistant Vice President

                           By: /s/ Samuel Azizo
                             Title: Vice President



$5,000,000                 BANK ONE, UTAH, NA

                           By:/s/ M. Craig Zollinger
                             Title: Executive Vice President


$5,000,000                 THE TOYO TRUST & BANKING CO.,
                             LTD., LOS ANGELES AGENCY

                           By:/s/ Kenji Fujikawa
                             Title: General Manager


$4,250,000                 THE BANK OF YOKOHAMA, LTD.

                           By:/s/ Michiro Asaba
                             Title: Executive Vice President
                                    & General Manager


$3,750,000                 THE FIRST NATIONAL BANK OF BOSTON

                           By: /s/ Peter L. Griswold
                             Title: Director


$3,750,000                 THE YASUDA TRUST & BANKING CO., LTD.

                           By: /s/ Makoto Tagawa
                             Title: Deputy General Manager


$2,500,000                 THE MITSUI TRUST AND BANKING CO.,
                             LTD., NEW YORK BRANCH

                           By: /s/ Margaret Holloway
                             Title: Vice President & Manager


Total Commitments

$500,000,000
============


                           MORGAN GUARANTY TRUST COMPANY
                             OF NEW YORK, as Agent

                           By: /s/ Adam J. Silver
                             Title: Associate
                           60 Wall Street
                           New York, New York  10260-0060
                           Attention:  David Ellis
                           Telex number: 177615
                           Facsimile number:



                                             EXHIBIT A


                            NOTE


                                       New York, New York
                                                   , 19




          For value received, American Stores Company, a Delaware corporation
(the "Borrower"), promises to pay to the order of                         (the
                                                  -----------------------
"Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is one of the Notes referred to in the 364-Day Credit Agreement dated as of March 28, 1997 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.


                         AMERICAN STORES COMPANY



                         By
                           ------------------------
                           Title:





                       Note (cont'd)


              LOANS AND PAYMENTS OF PRINCIPAL


                       Amount of
 Amount of   Type of   Principal    Maturity   Notation
              Loan      Repaid        Date     Made By





























                                             EXHIBIT B



             Form of Money Market Quote Request




                                       [Date]




To:       Morgan Guaranty Trust Company of New York
            (the "Agent")

From:     American Stores Company

Re: 364-Day Credit Agreement (the "Credit Agreement") dated as of March 28, 1997 among the Borrower, the Banks listed on the signature pages thereof and the Agent


          We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):






Date of Borrowing:
                    ------------------

Principal Amount*                Interest Period**

$


          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]



     *
      Amount must be $25,000,000 or a larger multiple of $5,000,000.
     **
       Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.




          Terms used herein have the meanings assigned to them in the Credit Agreement.


                         AMERICAN STORES COMPANY



                         By
                           ------------------------
                           Title:





                                             EXHIBIT C



         Form of Invitation for Money Market Quotes




To:       [Name of Bank]

Re:       Invitation for Money Market Quotes to American Stores Company
          (the "Borrower")


          Pursuant to Section 2.03 of the 364-Day Credit Agreement dated as of March 28, 1997 among the Borrower, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:
                    ------------------

Principal Amount                 Interest Period





$


          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Please respond to this invitation by no later than [2:00 P.M.] [11:00 A.M.] (New York City time) on [date].


                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                              By
                                ----------------------
                                 Authorized Officer




                                             EXHIBIT D


                 Form of Money Market Quote


To:       Morgan Guaranty Trust Company of New York,
            as Agent

Re:       Money Market Quote to American Stores Company (the
          "Borrower")

          In response to your invitation on behalf of the Borrower dated
             , 19  , we hereby make the following Money Market Quote on the
-------------    --
following terms:

1.   Quoting Bank:
                    --------------------------------

2.   Person to contact at Quoting Bank:

3.   Date of Borrowing:                     *
                        --------------------

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:




Principal  Interest   Money Market
 Amount**  Period***  [Margin****] [Absolute Rate*****]

$

$


     [Provided, that the aggregate principal amount of Money Market Loans for
     which the above offers may be accepted shall not exceed $            .]**
                                                              ------------


* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $3,000,000 or a larger multiple of $1,000,000.

            (notes continued on following page)




          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the 364-Day Credit Agreement dated as of March 28, 1997 among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                              Very truly yours,

                              [NAME OF BANK]


Dated:                       By:
      ---------------           --------------------------
                                 Authorized Officer








*** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).




                                             EXHIBIT E



                         OPINION OF
              GENERAL COUNSEL OF THE BORROWER







To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          I have acted as counsel for American Stores Company (the "Borrower") in connection with the 364-Day Credit Agreement (the "Credit Agreement") dated as of March 28, 1997 among the Borrower, the Banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 3.01(c) of the Credit Agreement.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, I am of the opinion that:

          1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other agreement or instrument evidencing or governing Material Debt or of any other material instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          4. Except as set forth in the Borrower's 1995 Form 10-K, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

          5. Each of the Borrower's Major Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                            Very truly yours,




                                             EXHIBIT F



                         OPINION OF
              SPECIAL COUNSEL FOR THE BORROWER







To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          We have acted as counsel for American Stores Company (the "Borrower") in connection with the 364-Day Credit Agreement (the "Credit Agreement") dated as of March 28, 1997 among the Borrower, the Banks from time to time parties thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 3.01(d) of the Credit Agreement.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, we are of the opinion that:

          The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                            Very truly yours,




                                                  EXHIBIT G




                         OPINION OF
           DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                        FOR THE AGENT







To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          We have participated in the preparation of the 364-Day Credit Agreement (the "Credit Agreement") dated as of March 28, 1997 among American Stores Company, a Delaware corporation (the "Borrower"), the Banks from time to time parties thereto (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, we are of the opinion that:

          1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

          2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                              Very truly yours,




                                               EXHIBIT H



            ASSIGNMENT AND ASSUMPTION AGREEMENT


          AGREEMENT dated as of          , 19   among [ASSIGNOR] (the
                                ---------    --
"Assignor"), [ASSIGNEE] (the "Assignee"), [BORROWER] (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                    W I T N E S S E T H


          WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the 364-Day Credit Agreement dated as of March 28, 1997 among the Borrower, the Assignor and the other Banks party thereto, as Banks and the Agent (the "Credit Agreement");

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any
time outstanding not to exceed $          ;
                                ----------

          WHEREAS, Committed Loans made to the Borrower by the Assignor under
the Credit Agreement in the aggregate principal amount of $           are
                                                           ----------
outstanding at the date hereof; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its
Commitment thereunder in an amount equal to $           (the "Assigned Amount"),
                                             ----------
together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the

          *
           Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of
any upfront fee to be paid by the Assignor to the Assignee.   It may be
preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          SECTION 4. Consent of the Borrower. This Agreement is conditioned upon the consent of the Borrower pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

          SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

          SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                              [ASSIGNOR]


                              By
                                -------------------------
                                Title:



                              [ASSIGNEE]


                              By
                                --------------------------
                                Title:


                              AMERICAN STORES COMPANY


                              By
                                --------------------------